EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2019-GC39 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, KeyBank National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkadia Commercial Mortgage LLC, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 365 Bond Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 365 Bond Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for the 365 Bond Mortgage Loan on and after May 10, 2023, Wilmington Trust, National Association, as Trustee for the 365 Bond Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 365 Bond Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 365 Bond Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 365 Bond Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 365 Bond Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 101 California Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 101 California Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 101 California Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 101 California Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 101 California Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 101 California Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the Soho Beach House Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Soho Beach House Mortgage Loan prior to February 16, 2023, Argentic Services Company LP, as Special Servicer for the Soho Beach House Mortgage Loan on and after February 16, 2023, Wells Fargo Bank, National Association, as Trustee for the Soho Beach House Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Soho Beach House Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Soho Beach House Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Soho Beach House Mortgage Loan, KeyBank National Association, as Primary Servicer for the Tulsa Office Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Tulsa Office Portfolio Mortgage Loan prior to February 16, 2023, Argentic Services Company LP, as Special Servicer for the Tulsa Office Portfolio Mortgage Loan on and after February 16, 2023, Wells Fargo Bank, National Association, as Trustee for the Tulsa Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Tulsa Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Tulsa Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Tulsa Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 57 East 11th Street Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 57 East 11th Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 57 East 11th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 57 East 11th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 57 East 11th Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 57 East 11th Street Mortgage Loan.

Dated: March 18, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)